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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts and Legal Matters" in Amendment No. 2 to the Registration Statement on Form S-4
(No. 333-33194) and related Proxy Statement/Prospectus of Styleclick, Inc. for the registration of 7,980,000 shares of its common stock and to the inclusion of our report dated March 22, 2000 with respect to the financial statement of Styleclick, Inc. as of March 22, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


New York, New York
June 14, 2000